Exhibit 99.2

Ekso Bionics Announces Executive Leadership Changes

– Jack Peurach, co-founder of Ekso Bionics, long-time board member and seasoned executive appointed President and Chief Executive Officer –
– Charles Li, Ph. D. to join Board of Directors –

RICHMOND, Calif., March 12, 2018 — Ekso Bionics Holdings, Inc. (NASDAQ: EKSO), an industry leader in exoskeleton technology for medical and industrial use, today announced that it has named Jack Peurach as President and Chief Executive Officer effective March 9, 2018. Mr. Peurach, a member of the Ekso Bionics Board of Directors since January 2011 and a co-founder of the company, succeeds Thomas Looby, who is leaving the company and the board to pursue other interests. Mr. Peurach will remain a member of the Ekso Bionics’ Board of Directors.

Prior to joining Ekso Bionics, Mr. Peurach was the Executive Vice President, Products for SunPower Corp (NASDAQ: SPWR), where he was responsible for all aspects of SunPower’s PV modules and residential, commercial and utility PV systems. From 2009 to 2011, Mr. Peurach served as Executive Vice President, Research and Development for SunPower, where he led the research and development efforts of the PV Cells, Modules and Systems. Mr. Peurach served in various roles of increasing responsibility from 2007 to 2011 at SunPower and PowerLight, which was later acquired by SunPower. Earlier in his career, Mr. Peurach was a strategy consultant for Mercer Management Consulting and director of engineering at Berkeley Process Control, Inc. He holds a Bachelor of Science degree in mechanical engineering from Michigan State University, a Master of Science degree in mechanical engineering from the University of California, Berkeley, and a Master of Business Administration, finance and entrepreneurship from the Wharton School, University of Pennsylvania.

“This is an exciting time for Ekso and I am thrilled to be taking on the CEO role,” said Jack Peurach, Chief Executive Officer of Ekso Bionics.  “Leadership in robotics is in our DNA and we want to remain at the forefront of advancing the market for human augmentation. We will build upon the momentum that Tom and the team have established in our medical products business and advance our organization to develop the next generation of exoskeleton products.  I look forward to working with our exceptional team to take Ekso to the next phase of its corporate evolution.”

The company also announced that Howard Palefsky and Amy Wendell stepped down from the Board of Directors effective March 9, 2018. Charles Li, Ph. D., a senior analyst at Puissance Capital Management, has joined the Board of Directors effective March 11, 2018.

Dr. Li has been a senior analyst at Puissance Capital Management since 2015 and has been involved in many of Puissance Capital’s investments.  Prior to joining Puissance Capital, Dr. Li worked at Fosun Capital and Harvest Fund.  Dr. Li received his Ph.D. in Applied Physics from Harvard University, and a B.S. and B.A. from Xi’an Jiaotong University in Xi’an, China.

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“The Board of Directors thanks Tom, Howard and Amy for their many contributions to Ekso’s growth.  Tom’s leadership has been instrumental in strengthening and professionalizing our global commercial and marketing operations,” said Steven Sherman, Chairman of the Board of Ekso Bionics.  “As one of Ekso Bionics’ founders, Jack has been a steadfast catalyst for driving Ekso Bionics’ evolution since inception. His extensive commercial experience coupled with his keen understanding of our business will enhance our ability to realize Ekso’s full potential as the innovation leader in the field of human augmentation.  I am confident that Jack is the right person to guide Ekso’s next chapter of growth.  We also welcome Charles to the Board of Directors as we know his expertise will prove immediately beneficial.”

In connection with his appointment as the President and Chief Executive Officer of Ekso, Mr. Peurach resigned his positions as the Chair and a member of the Compensation Committee of the Board and as a member of the Audit Committee of the Board. Dr. Li has filled Mr. Peurach’s position as a member of the Audit Committee of the Board, and Mr. Sherman was appointed as the Chair of the Compensation Committee of the Board in place of Mr. Peurach. Mr. Sherman was also appointed as the Chair of the Nominating and Governance Committee of the Board to replace Mr. Palefsky.

About Ekso Bionics®

Ekso Bionics® is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical and industrial applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

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Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) estimates or projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company’s future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, changes resulting from the Company’s finalization of its financial statements for and as of the period and year ended December 31, 2017, information or new changes in facts or circumstances that may occur prior to the filing of the Company’s Annual Report on Form 10-K that are required to be included therein, the Company’s inability to obtain adequate financing to fund the Company’s operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company’s products, the Company’s failure to achieve broad market acceptance of the Company’s products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company’s medical device products, the failure to obtain or maintain patent protection for the Company’s technology, failure to obtain or maintain regulatory approval to market the Company’s medical devices, lack of product diversification, existing or increased competition, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Investor Contact:
David Carey
212-867-1768
investors@eksobionics.com

Media Contact:

Carrie Yamond

917-371-2320

cyamond@lazarpartners.com

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